Exhibit 99(s)

Power of Attorney

                    I, Stephen H. Penman, the undersigned Director of UBS Tamarack International Fund, L.L.C, UBS M2 Fund, L.L.C. and UBS Multi-Strat Fund, L.L.C. (the "Funds"), hereby authorize each of C. Philip Tazza and Douglas A. Lindgren, as attorneys-in-fact, to sign on my behalf in the capacity indicated in each of the Registration Statements or amendments thereto (including post-effective amendments) for each of the Funds and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

By: /s/ Stephen H. Penman
       Name:  Stephen H. Penman
       Title:    Director

Dated as of February 1, 2007

Power of Attorney

                    I, George W. Gowen, the undersigned Director of UBS Tamarack International Fund, L.L.C, UBS M2 Fund, L.L.C. and UBS Multi-Strat Fund, L.L.C. (the "Funds"), hereby authorize each of C. Philip Tazza and Douglas A. Lindgren, as attorneys-in-fact, to sign on my behalf in the capacity indicated in each of the Registration Statements or amendments thereto (including post-effective amendments) for each of the Funds and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

By: /s/ George W. Gowen
       Name:  George W. Gowen
       Title:    Director

Dated as of February 1, 2007

Power of Attorney

                    I, Meyer Feldberg, the undersigned Director of UBS Tamarack International Fund, L.L.C, UBS M2 Fund, L.L.C. and UBS Multi-Strat Fund, L.L.C. (the "Funds"), hereby authorize each of C. Philip Tazza and Douglas A. Lindgren, as attorneys-in-fact, to sign on my behalf in the capacity indicated in each of the Registration Statements or amendments thereto (including post-effective amendments) for each of the Funds and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

By: /s/ Meyer Feldberg
       Name:  Meyer Feldberg
       Title:    Director

Dated as of February 1, 2007